Exhibit 99.1 4th Quarter 2023 Investment Thesis February 12, 2024

Slides 6 — 16 Executive Summary

3 Forward-Looking Statements These materials contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. These statements include, but are not limited to, descriptions of Old National’s financial condition, results of operations, asset and credit quality trends, profitability and business plans or opportunities. Forward-looking statements can be identified by the use of the words "anticipate," "believe," "contemplate," "continue," "could," "estimate," "expect," "intend," "may," "outlook," "plan," "potential," "predict," "should," and "will," and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties. There are a number of factors that could cause actual results or outcomes to differ materially from those in such statements, including, but not limited to: competition; government legislation, regulations and policies; the ability of Old National to execute its business plan; unanticipated changes in our liquidity position, including but not limited to changes in our access to sources of liquidity and capital to address our liquidity needs; changes in economic conditions and economic and business uncertainty which could materially impact credit quality trends and the ability to generate loans and gather deposits; inflation and governmental responses to inflation, including increasing interest rates; market, economic, operational, liquidity, credit, and interest rate risks associated with our business; our ability to successfully manage our credit risk and the sufficiency of our allowance for credit losses; the ability to complete, or any delays in completing, the pending merger (the “Merger”) between Old National and CapStar Financial Holdings, Inc. (“CapStar”), including the ability of CapStar to obtain the necessary approval by its shareholders, the ability of Old National and CapStar to obtain required governmental approvals of the Merger and the ability to satisfy all of the closing conditions in the definitive merger agreement; the expected cost savings, synergies and other financial benefits from the Merger not being realized within the expected time frames and costs or difficulties relating to integration matters being greater than expected; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the Merger; the potential impact of future business combinations on our performance and financial condition, including our ability to successfully integrate the businesses and the success of revenue-generating and cost reduction initiatives; failure or circumvention of our internal controls; operational risks or risk management failures by us or critical third parties, including without limitation with respect to data processing, information systems, cybersecurity, technological changes, vendor issues, business interruption, and fraud risks; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities; disruptive technologies in payment systems and other services traditionally provided by banks; failure or disruption of our information systems; computer hacking and other cybersecurity threats; the effects of climate change on Old National and its customers, borrowers, or service providers; political and economic uncertainty and instability; the impacts of pandemics, epidemics and other infectious disease outbreaks; other matters discussed in these materials; and other factors identified in our Annual Report on Form 10-K for the year ended December 31, 2022 and other filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of these materials and are not guarantees of future results, performance or outcomes, and Old National does not undertake an obligation to update these forward-looking statements to reflect events or conditions after the date of these materials.

4 Non-GAAP Financial Measures 1 Includes expenses related to the tragic April 10 event at our downtown Louisville location The Company's accounting and reporting policies conform to U.S. generally accepted accounting principles ("GAAP") and general practices within the banking industry. As a supplement to GAAP, the Company provides non-GAAP performance results, which the Company believes are useful because they assist investors in assessing the Company's operating performance. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the appendix to this financial review. The Company presents EPS, the efficiency ratio, return on average common equity, return on average tangible common equity, and net income applicable to common shares, all adjusted for certain notable items. These items include merger-related charges associated with completed and pending acquisitions, contract termination charges, gains/losses on sales of debt securities, FDIC special assessment expense, gain on sale of Visa Class B restricted shares, expenses related to the tragic April 10 event at our downtown Louisville location ("Louisville expenses"), property optimization charges, gain on sale of health savings accounts and the current expected credit loss ("CECL") Day 1 non-PCD provision expense. Management believes excluding these items from EPS, the efficiency ratio, return on average common equity, and return on average tangible common equity may be useful in assessing the Company's underlying operational performance since these items do not pertain to its core business operations and their exclusion may facilitate better comparability between periods. Management believes that excluding merger-related charges and the CECL Day 1 non- PCD provision expense from these metrics may be useful to the Company, as well as analysts and investors, since these expenses can vary significantly based on the size, type, and structure of each acquisition. Additionally, management believes excluding these items from these metrics may enhance comparability for peer comparison purposes. The Company presents adjusted noninterest expense, which excludes merger-related charges, contract termination charges, property optimization charges, FDIC special assessment expense, Louisville expenses, as well as adjusted noninterest income, which excludes the gain on sale of Visa Class B restricted shares, gain on sale of health savings accounts and gains/losses on sales of debt securities. Management believes that excluding these items from noninterest expense and noninterest income may be useful in assessing the Company’s underlying operational performance as these items either do not pertain to its core business operations or their exclusion may facilitate better comparability between periods and for peer comparison purposes. The tax-equivalent adjustment to net interest income and net interest margin recognizes the income tax savings when comparing taxable and tax-exempt assets. Interest income and yields on tax-exempt securities and loans are presented using the current federal income tax rate of 21%. Management believes that it is standard practice in the banking industry to present net interest income and net interest margin on a fully tax-equivalent basis and that it may enhance comparability for peer comparison purposes. In management's view, tangible common equity measures are capital adequacy metrics that may be meaningful to the Company, as well as analysts and investors, in assessing the Company's use of equity and in facilitating comparisons with peers. These non-GAAP measures are valuable indicators of a financial institution's capital strength since they eliminate intangible assets from stockholders' equity and retain the effect of accumulated other comprehensive loss in stockholders' equity. Although intended to enhance investors' understanding of the Company's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. In addition, these non-GAAP financial measures may differ from those used by other financial institutions to assess their business and performance. See the following reconciliations in the "Non-GAAP Reconciliations" section for details on the calculation of these measures to the extent presented herein.

5 Additional Information and Where To Find It In connection with the proposed Merger, Old National has filed with the SEC a preliminary Registration Statement on Form S-4 that includes a Proxy Statement of CapStar and a Prospectus of Old National, as well as other relevant documents concerning the proposed transaction. Investors and security holders, prior to making any investment or voting decision, are urged to read the registration statement and proxy statement/prospectus (and any other documents filed with the SEC in connection with the Merger or incorporated by reference into the proxy statement/prospectus) because such documents contain important information regarding the proposed merger. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC on its website at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by (i) Old National on its website at https://ir.oldnational.com/financials/sec-filings/default.aspx, and (ii) CapStar on its website at https://ir.capstarbank.com/financial-information/sec-filings. Participants in the Solicitation Old National, CapStar and certain of their directors and executive officers may be deemed participants in the solicitation of proxies from shareholders of CapStar in connection with the proposed Merger. Information regarding the directors and executive officers of Old National and CapStar and other persons who may be deemed participants in the solicitation of the shareholders of CapStar in connection with the proposed Merger are included in the proxy statement/prospectus for CapStar’s special meeting of shareholders, which was filed by Old National with the SEC on January 3, 2024. Information about the directors and officers of Old National and their ownership of Old National’s common stock can be found in Old National’s definitive proxy statement in connection with its 2023 annual meeting of shareholders, as filed with the SEC on March 30, 2023, and other documents subsequently filed by Old National with the SEC. Information about the directors and officers of CapStar and their ownership of CapStar’s common stock can be found in CapStar’s definitive proxy statement in connection with its 2023 annual meeting of shareholders, as filed with the SEC on March 10, 2023, and other documents subsequently filed by CapStar with the SEC. Additional Statements

6 Corporate Strategy Old National’s primary strategic objective is to be a top quartile performing “basic bank” that is a primary, trusted partner to our clients in the communities we serve, and a highly respected, highly valued employer that continually empowers our team members to grow, develop and succeed. Granular & Diversified Loan Portfolio Execute with Relentless Focus and Win in our Key Markets Strong Credit Culture Quality, Low-Cost Deposit Base Proven Acquirer Diversified Revenue Streams Drive Long- Term Shareholder Value

7 Snapshot of Old National Key Financial Metrics2 Cost of Total Deposits 185 bps Cycle to Date Total Deposit Beta 35% Insured deposits to Total Deposits4 >70% Loans-to-deposit ratio3 89% Price / Tangible Book Value $11.00 Efficiency Ratio As Reported/ Adjusted2 59.0% / 53.8% Net Charge Offs / Average Loans, excluding PCD 0.03% 90+ Day Delinquent Loans 0.00% Non-Performing Loans/ Total Loans 0.83% Tangible Common Equity to Tangible Assets 6.9% ROATCE As Reported/ Adjusted5 18.1% / 19.0% CRE Non- Owner Occupied 32% CRE Owner Occupied 11% C&I 29% Residential Real Estate 20% Consumer 8% Summary1,2 Headquarters Evansville, IN Market Cap $4,726 P/ TBV 147% Dividend Yield 3.5% LTM Average Daily Volume (Actual) 2,109,032 Total Assets $49,090 Wealth Assets Under Management $29,382 • 6th largest commercial bank headquartered in Midwest - top 30 banking company based in the U.S. by assets • 258 branches and 350 ATMs Company Description Time 15% Demand 29% NOW 21% Savings 15% Money Market 20% Loan Mix2,3 Deposit Mix4 $ in millions, except as noted 1 Market data as of 02/09/2024 2 As of or for the quarter ended 12/31/2023 3 Includes loans held for sale 4 Includes the estimate of Old National Bank federally uninsured deposits for regulatory purposes, as adjusted for $1.7 billion of affiliate deposits and $4.5 billion of collateralized or otherwise insured deposits. 5 Non-GAAP financial measures that management believes is useful in evaluating the financial results of the Company - see Appendix for Non-GAAP reconciliation P / TBV - price to tangible book value PCD - purchased credit deteriorated ROATCE - return on average tangible common equity

8 Financial data as of or for the quarter ended 12/31/2023, except as noted 1 Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company - see Appendix for Non-GAAP reconciliation 2 Includes the estimate of Old National Bank federally uninsured deposits for regulatory purposes, as adjusted for $1.7 billion of affiliate deposits and $4.5 billion of collateralized or otherwise insured deposits 3 Includes loans held-for-sale ROATCE - Return of average tangible common equity CET1 - common equity tier 1 RWA - risk-weighted assets TBV - tangible book value AOCI - accumulated other income PCD - purchased credit deteriorated The Best of Offense and Defense OFFENSE Top quartile FY2023 financial metrics • 21.3% Adj. ROATCE1 • 50.4% Adj. Efficiency. Ratio1 • 5% increase in YoY Adj. EPS1 Ample liquidity and capital • >70% of insured deposits to total deposits2 • 89% loan-to-deposit ratio3 • 10.70% CET1 capital to RWA • TBV1 up 17% YoY; up 12% excluding AOCI DEFENSE Quality, peer-lending deposit franchise • Cycle to date total deposit beta of 35% with low 4Q23 cost of 185 bps • 75% of core deposits have tenure >5 years • Growth in core deposits of 0.4% from 3Q23 • Full year core deposits growth of 4.2% Strong credit culture • Well-reserved — 100% weighted Moody’s S3 scenario • $339 million allowance for credit losses, or 1.03% of total loans, includes ~5% reserve on PCD loans • Additionally, $79 million of discount on acquired loans • Granular and diversified loans portfolio • Low net charge-offs of 3 bps, excluding PCD loans

9 0.27% 1.89% 0.30% 6.35% 3-Year 15-Year 77% 81% 85% 92% 76% Lower Quartile Average Upper Quartile Peer Max ONB 3 and 15-Year Cumulative NCOs / Avg. Loans2Risk-Weighted Assets / Total Assets1 ONB Peer Average Financial data as of or for the quarter ended 12/31/2023, except as noted 1 Peer Group data per S&P Capital IQ Pro as 09/30/2023 2 Peer Group data per S&P Capital IQ Pro as of full years 2021-2023 for 3-Year and 2009-2023 for 15-Year NCOs - net charge-offs Low-Risk Balance Sheet Relative to Peers

10 ONB is Building Capital Faster than Peers 1.5% 1.3% 1.2% 1.2% 1.2% 1.1% 1.1% 1.0% 1.0% 1.0% 0.9% 0.9% 0.9% 0.9% 0.8% WBS FNB HWC ONB SNV UMBF WTFC WAL BOKF CADE CMA ASB FHN ZION VLY 20.3% 19.3% 19.0% 17.3% 17.0% 16.4% 16.4% 15.5% 14.4% 13.6% 13.3% 12.5% 12.5% 11.1% 10.1% WBS ZION ONB FNB UMBF CADE HWC CMA WTFC WAL SNV BOKF ASB FHN VLY 30.2% 12.4% 9.3% 9.0% 8.6% 7.9% 6.0% 5.7% 5.0% 3.8% 1.0% 0.5% 0.5% (3.4)% (5.5)% CADE ONB WTFC WBS WAL UMBF FHN ZION BOKF HWC VLY SNV FNB ASB CMA 54% 44% 42% 41% 40% 39% 38% 34% 31% 30% 27% 25% 22% 19% 17% CMA VLY FHN ASB CADE ZOIN SNV FNB ONB BOKF WBS HWC UMBF WAL TFC Source: S&P Capital IQ Pro and Company documents. Financial Data as of 12/31/2023 1 Core metrics, as defined by S&P Capital IQ Pro 2 Estimates as of 02/09/2024 3 Defined as Q4’ 23 ROATCE x (1- Q4 ‘23 dividend payout ratio) ROA - return on assets ROATCE - return on average tangible common equity E - estimated Equity Retention Rate32024E Payout Ratio2ROATCE1ROA1 3

11 $7.85 $7.67 $7.62 $8.30 $8.37 $9.00 $10.35 $11.43 $11.70 $9.42 $11.00 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Strong TBV Per Share Growth Glidepath TBV Per Share CAGR (%) ex. AOCI Old National KRX 3-Year 9.0% 8.9% (3.8)% Incl. AOCI 1.3% Incl. AOCI 5-Year 7.0% 7.0% 2.2% Incl. AOCI 3.5% Incl. AOCI 7-Year 6.3% 7.0% 2.3% Incl. AOCI 3.7% Incl. AOCI Source: S&P Capital IQ Pro and Company documents. KRX “KBW” Nasdaq Regional Bank Index 1 Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company - see Appendix for Non-GAAP reconciliation TBV - tangible book value AOCI - accumulated other comprehensive income CAGR - compund annual growth rate 2016 - 2021 CAGR of 7% $12.11 $13.52 $9.42 $11.00 Ex. AOCI1

12 ONB has Dramatically Enhanced Franchise Value 2013 2024E $10 $53 $6 $291 $1.05 $1.83 $7.85 $12.43 67% 54% 2,608 4,3471,3 169 2811,3 $42.7 $149.03,4 463k 4.7 M $40,663 $76,612 Assets ($B) AUM ($B) Core EPS 2 TBV Per Share Efficiency Ratio Headcount Branches Deposits / Branch ($M) Avg MSA Pop.4 Median HHI4 Added Scale + $43B in assets + $35B in Deposits + $23B in AUM New Markets5 Chicago ~$16B in Deposits #10Mkt Share Minneapolis ~$4B in Deposits #9 Mkt Share Indianapolis ~$2B in Deposits #12 Mkt Share Milwaukee ~$1B in Deposits #11 Mkt Share Added talent and management strength Source: S&P Capital IQ Pro and FactSet. 1 Data as of 12/31/2023 2 ONB historical core EPS per Wall Street Research 3 Estimated proforma for pending acquisition of CSTR 4 Represents 2024 estimated deposits/current branches 5 Represents MSA data as of June 30, 2023 E - estimated TBV - tangible book value HHI - household income And Coming Soon... Nashville ~$2B in Deposits #10 Mkt Share

Pending Partnership with CapStar Financial Holdings, Inc.

Expanding Nashville Presence; Positioned for Growth in Highly Attractive Markets

Leverage ONB Capabilities in Growth Markets

- ✓ CapStar is a dynamic $3 billion asset bank with top 10 deposit market share in Nashville
- ✓ Meaningful expansion in growth markets
- ✓ ONB brings a larger balance sheet with greater capabilities and larger products suite to CapStar's clients
- ✓ ONB's deposit strength with growth opportunities and the ability to scale and expand throughout CapStar's current markets of operation

Financially Compelling

- ✓ Attractive financial metrics and disciplined pricing
  - 106% of tangible book value & 6.2x 2024E EPS with cost savings[1]
  - ~5% accretion to 2025 consensus GAAP EPS
  - ~1.8% TBV dilution at closing with an earnback < 2 years
  - Expected to be approximately neutral to pro forma capital at closing (~11% CET1 at closing)

Low Risk

- ✓ Highly compatible, relationship-based business philosophies & operating culture
- ✓ Similar credit underwriting culture
- ✓ CapStar cumulative NCOs since 2009 of < 3% vs U.S. Commercial Banks of ~13%[2]
- ✓ Retention of key market personnel
- ✓ ONB track record of successful partnerships and integrations



MN
WI
MI
IA
IL
IN
MO
KY
TN
NC
ONB
CSTR

Pro Forma Impact

~5% 2025 GAAP EPS Accretion	**<2 Yr TBV Earnback** w / interest rate marks + AOCI
~1.8% TBV Dilution w/ interest rate marks +AOCI	**Accretive to TBV** without interset rate marks + AOCI

[1] Based on ONB closing price of $13.34 as of 10/25/2023 [2] Aggregate industry data as compiled by S&P Capital IQ Pro E - estimate
TBV - tangible book value CET1 - common equity Tier 1 NCOs - net charge-offs AOCI - accumulated other comprehensive income

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14 Peer-Leading Deposit Franchise $ in billions Peer Group data per S&P Global Market Intelligence as of 9/30/2023 - See Appendix for definition of Peer Group IB - interest-bearing NIB - non-interest bearing Key Performance Drivers • Period end deposits consistent; core deposits up 0.4% • Includes normal seasonal patterns in public funds; down ~$340 million • Noninterest-bearing deposits represent 27% of core deposits • Cycle-to-date total deposit beta (2Q22-4Q23) of 35% (IB deposit beta of 47%) Average Total Deposits $35.4 $36.7 $37.2 $23.0 $26.3 $27.2 $12.4 $10.3 IB NIB 4Q22 3Q23 4Q23 Period End Total Deposits $35.0 $37.3 $37.2 $18.0 $18.7 $19.1 $13.6 $13.5 $13.5 $3.2 $3.9 $3.6 Retail Commercial Public Brokered 4Q22 3Q23 4Q23 Cost of IB Total Cost of Deposits .06% .12% .34% .72% 1.15% 1.61% 1.85% 1.79% 1.85% 1.90% 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 O ct . ‘ 23 N ov . ‘ 23 D ec . ‘ 23 $0.2 $1.2 $1.0%

Net Interest Income Outlook



2024 Net Interest Income Outlook
$1,527
4Q $370
3Q $381
2Q $388
1Q $388
$1,482
~ $40
~$(70)
~ $80
~$(2)
~ $1,530
FY23
4Q23 Annualized
Fixed Asset Repricing
Late Cycle Beta & NIB Migration
Loan Growth & CapStar
3 Fed Rate Cuts in 2H24
FY24 Outlook
Quarterly NII Outlook
~ $363
~ $364
~ $400
~ $403
1Q24
2Q24
3Q24
4Q24

Gradually Managing to Neutral Rate Risk Position

- 55% of loans are variable/floating-rate
- ~$4.8 billion fixed-rate loans and securities expected to reprice over NTM
- 30% of total deposits are exception priced at an average rate of 4.29%
- $5.1 billion of time deposits mature over NTM
- $2.5 billion of balance sheet hedges providing down-rate protection

2024 Net Interest Income Outlook Assumptions

- Fed cuts rates three times in 2H24 (25bps each)
  - *Neutral balance sheet position provides NII stability if additional rate cuts occur*
- 5-year Treasury remains relatively flat at ~3.80%
- Late cycle deposit repricing and NIB migration causes total deposit beta to peak at ~39%; declining rate total beta in low 20% range by 4Q24
- NIB mix declines to ~24% by 4Q24
- Assumes CapStar close of June 30, 2024

$ in millions
FTE - Fully taxable equivalent NTM - Next twelve months NII - Net interest income NIB - Non-interesting bearing

OLD NATIONAL BANCORP | 15

Outlook (includes CapStar)[2]

	1Q24 Outlook	Full-Year 2024 Outlook *(Vs. 4Q23 baseline annualized)*
EOP loans *(Including HFS)*	up 1% - 2%	up 12% - 13% *(up 4% - 6% excl. CapStar)*
Total revenue (FTE basis)[1] *(4Q23 baseline: $450 million)*	down 1% - 2%	up ~4% *(flat to down 1% excl. CapStar)*
Net interest income (FTE basis)[1] *(4Q23 baseline: $370 million)*	down ~2%, ~$363 million	up ~3%, ~$1,530 million *(flat to down 1% excl. CapStar)*
Noninterest income[1] *(4Q23 baseline: $79 million)*	~flat	up 6% - 7% *(up 2% excl. CapStar)*
Noninterest expense[1] *(4Q23 baseline: $240 million) (Excludes YTD incentive true-up & additional 4Q23 amortization of tax credit investments)*	~$248 million	~$1,010 million *(~$980 million excl. CapStar)*
Net charge-off ratio	~0.15% - 0.20%	~0.15% - 0.20%
Provision for credit losses	~$20 million	~$80 - $85 million *(excl. CapStar day 1 non-PCD double count)*
Income Tax Rates		
GAAP	~22%	~22%
Adjusted FTE	~25%	~25%

$ in millions [1] Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company - see Appendix for Non-GAAP reconciliation [2] Assumes CapStar close of 6/30/2024
FTE - Fully taxable equivalent HFS - held-for-sale YTD - year-to-date

OLD NATIONAL BANCORP | 16

Financial Details Data as of December 31, 2023

18 $ in Millions, except per share data 1 Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company - see Appendix for Non-GAAP reconciliation NCOs - net charge-offs PCD - purchased credit deteriorated TCE - tangible common equity TBV - tangible common book value AOCI - accumulated other comprehensive income Highlights ▪ Strong reported results and record adjusted1 EPS, ROATCE, and efficiency ratio Key Performance Drivers ▪ Granular, peer-leading deposit franchise with growth in total and core deposits of 6.4% and 4.2%, respectively, and low total deposit beta of 35% ▪ Credit quality remains stable, NCOs of 17 bps; 10 bps excluding PCD loans ▪ Well-managed expenses ▪ Disciplined and balanced loan growth of 6% ▪ TBV1 up 17% YoY; up 12% YoY excluding AOCI Reported Adjusted1 EPS $1.94 $2.05 Net Income $566 $599 Return on Average Assets 1.21% 1.28% Return on Average TCE1 20.2% 21.3% Efficiency Ratio1 53.7% 50.4% Tangible common book value1 $11.00 Total Cost of Deposits 135 bps Total Deposit Beta (cycle-to-date) 35% Record 2023 Highlights

19 Strong Fourth-Quarter 2023 Highlights Reported Adjusted1 EPS $0.44 $0.46 Net Income $128 $135 Return on Average Assets 1.09% 1.14% Return on Average TCE1 18.1% 19.0% Efficiency Ratio1 59.0% 53.8% Tangible common book value1 $11.00 Total Cost of Deposits 185 bps Total Deposit Beta (cycle to date) 30% $ in Millions, except per share data 1 Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company - see Appendix for Non-GAAP reconciliation NCOs - net charge-offs PCD - purchased credit deteriorated TCE - tangible common equity TBV - tangible common book value AOCI - accumulated other comprehensive income Key Performance Drivers ▪ Granular, peer-leading deposit franchise with growth in core deposits of 0.4% and low total deposit beta of 35% ▪ Net interest income performance better than expected ▪ Includes pre-tax charges of $10 million for year- to-date performance-driven incentive accrual true-up and an additional $5 million for amortization of tax credit investments; or ~$0.02 per share ▪ Credit quality remains stable, NCOs of 12 bps; 3 bps excluding PCD loans ▪ TBV1 up 17% YoY; up 12% YoY excluding AOCI

20 Liquid, Well-Capitalized Balance Sheet $ in millions 1 Includes loans held-for-sale 2 Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company - see Appendix for Non-GAAP reconciliation AOCI - accumulated other comprehensive income CET1 - common equity Tier 1 RWA - risk-weighted assets 4Q23 3Q23 4Q22 % Change End of Period Balances 4Q23 vs. 3Q23 4Q23 vs. 4Q22 Available-for-sale securities, at fair value $6,713 $6,415 $6,774 5% (1)% Held-to-maturity securities, at amortized cost $3,013 $3,028 $3,089 —% (2)% Total loans1 $33,024 $32,700 $31,136 1% 6% Total assets $49,090 $49,059 $46,763 —% 5% Total deposits $37,235 $37,253 $35,001 —% 6% Borrowings $5,331 $5,556 $5,586 (4)% (5)% Total liabilities $43,527 $43,820 $41,635 (1)% 5% Shareholders’ equity $5,563 $5,240 $5,129 6% 8% CET1 capital to RWA 10.70% 10.41% 10.03% 3% 7% AOCI $(739) $(969) $(786) 24% 6% Tangible common book value3 $11.00 $9.87 $9.42 11% 17% Tangible common book value, excluding AOCI3 $13.52 $13.18 $12.11 3% 12% Loans / Deposits 89% 88% 89% 1% —%

21 $31,136 $32,700 $33,024 4Q22 3Q23 4Q23 5.98% 5.08% 5.42% % Loan Yields Total Loans and Earning Assets Earning Asset Mix Loans 75% Cash / Securities 25% Total Loans1 Up 6% YoY $ in millions 1 End of period balances; includes loans held for sale 2 Includes consumer and residential real estate loans 3 Available for sale effective duration including securities hedges 4 Cash flows include principal and interest NTM - Next 12 months CMBS - commercial mortgage-backed security 6 6 1 5.08% Total loans1 • Disciplined growth of $324 million,+1.0% from 3Q23 • Commercial growth of $311 million, +1.3% • $1.3 billion total production • $870 million on balance sheet • $1.7 billion total pipeline • Total consumer2 growth of $13 million, +0.1% Securities • Duration3 of 4.2, compared to 4.3 for 3Q23 • 4Q23 yield was 3.46% • Estimated NTM cash flows4 of ~$1.4 billion • High-quality portfolio • 75% U.S. treasuries and agency-backed securities • 17% highly-rated municipal securities • 8% corporate and other • All CMBSs are agency-backed

Fourth-Quarter 2023 Results

	4Q23	3Q23	4Q22	% Change 4Q23 vs. 3Q23	% Change 4Q23 vs. 4Q22
Net Interest Income (FTE)[1,2]	**$370**	$381	$397	(3%)	(7%)
Provision for credit losses	**12**	19	11	(37%)	9%
Adjusted noninterest income[1]	**79**	81	74	(2%)	7%
Gain on sale of Visa Class B restricted shares	**22**	—	—	N/M	N/M
Gain on sale of health savings accounts	**—**	—	91	N/M	N/M
Adjusted noninterest expense[1]	**255**	239	236	7%	8%
FDIC Special Assessment	**19**	—	—	N/M	N/M
Merger-related and other charges[3]	**10**	6	47	67%	(79%)
Income taxes (FTE)[1,2]	**42**	50	67	(16%)	(37%)
Net income	**$132**	$148	$201	(11%)	(34%)
Preferred Dividends	**4**	4	4	—%	—%
Net income applicable to common shares	**$128**	$144	$197	(11%)	(35%)
Net income applicable to common shares, adjusted[2]	**$135**	$149	$164	(9%)	(18%)
NIM (FTE)[1,2]	**3.39%**	3.49%	3.85%	(10) bps	(46) bps
Earnings per diluted share	**$0.44**	$0.49	$0.67	(10%)	(34%)
Adjusted earnings per diluted share[1]	**$0.46**	$0.51	$0.56	(10%)	(18%)
Return on average assets	**1.09%**	1.22%	1.74%	(13) bps	(65) bps
Adjusted return on average assets[1]	**1.14%**	1.26%	1.46%	(12) bps	(32) bps
Return on average tangible common equity[1]	**18.1%**	20.2%	31.5%	(210) bps	(1,340) bps
Adjusted return on average tangible common equity[1]	**19.0%**	20.9%	26.5%	(190) bps	(750) bps

$ in millions, except per-share data [1] Non-GAAP financial measures that management believes is useful in evaluating the financial results of the Company - see Appendix for Non-GAAP reconciliation [2] Fully Taxable Equivalent Basis [3] Includes merger-related expenses and a contract termination charge N/M - not meaningful

OLD NATIONAL BANCORP | 22

23 $ in millions 1 Fully Taxable Equivalent Basis; Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company - see Appendix for Non-GAAP reconciliation NIM - Net interest margin IB - interest-bearing NTM - Next 12 months 1 Net Interest Income $397 $381 $370 4Q22 3Q23 4Q23 NIM1% 3.39%3.49% 3.85% 1 Net Interest Income & Net Interest Margin1 Impacts on Net Interest Margin 3.49% 0.14% (0.01)% (0.23)% 3.39% 3Q23 Rate / volume mix Accretion IB Deposit Costs 4Q23 Key Performance Drivers • Net interest income1 decrease reflective of the rate environment • NIM1 decreased 10 bps vs. 3Q23 • Strong low-cost deposit franchise; total deposit costs of 185 bps • Low cycle to date total deposit beta of 35% (IB deposit beta of 47%) • Loan to deposit ratio of 89% 4Q23 Commercial Production • 69% of commercial production is floating; avg yield of 8.0% • 31% of commercial production is fixed; avg yield of 7.1%

24 Noninterest Income $ in millions 1 Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company - see Appendix for Non-GAAP reconciliation 2 Residential mortgage production includes quick home refinance product 4Q23 3Q23 4Q22 Bank Fees $29 $29 $29 Wealth Fees 28 27 26 Mortgage Fees 4 5 4 Capital Markets 5 6 5 Other 13 14 10 Adjusted Noninterest Income1 $79 $81 $74 Key Performance Drivers • Increase in wealth fees more than offset by lower mortgage fees and capital markets • 4Q23 mortgage activity • Production was $194 million2 ▪ 92% purchase / 8% refi ▪ 55% sold in secondary market • Quarter-end pipeline at $48 million

25 Noninterest Expense $ in millions 1 Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company - see Appendix for Non-GAAP reconciliation 4Q23 3Q23 4Q22 Salary & Employee Benefits $137 $127 $131 Occupancy & Equipment 35 34 34 Technology & Communication 25 25 22 Other 58 53 49 Adjusted Noninterest Expense1 $255 $239 $236 Key Performance Drivers • Salaries & employee benefits higher in 4Q23 resulting from $10 million year-to- date performance-driven incentive accrual true-up • Other expense higher due to an additional $5 million of amortization of tax credit investments • 4Q23 adjusted efficiency ratio1 of 53.8%

26 Allowance for Credit Losses $337 $(1) $3 $339 Allowance 9/30/2023 Economic Forecast & Other Assumptions Loan Growth Allowance 12/31/2023 Credit Quality Asset Quality 0.19% 0.12% 0.22% 0.81% 0.91% 0.83% 30+ Day Delinquency Non-Performing Loans 4Q22 2Q23 4Q23 ACL / Total Loans2 1.03% 1.03% % 1 Net Charge-Offs 0.05% 0.24% 0.12% 0.05% 0.25% 0.03% ONB ONB, excluding PCD 4Q22 3Q23 4Q23 $ in millions 1 Includes reserve for unfunded commitments 2 Excludes loans held-for-sale ACL - Allowance for credit losses PCD - purchased credit deteriorated Key Performance Drivers • Net charge-offs of 3 bps excluding 9 bps impact of PCD loans • NPLs and 30+ Day delinquency stable Key ACL Model Inputs • Unchanged 100% weighting toward Moody’s S-3 Scenario Purchase Accounting Impact • $79 million of discount remaining on acquired loans • 5% of allowance on the remaining $693 million of PCD loans

27 Conservative Lending Limit/Risk Grades $ in millions Borrower Asset Quality Rating In-House Direct Lending Limit (Risk Grades) 0 - Investment Grade $100.0 1 - Minimal Grade $100.0 2 - Modest Grade $87.5 3 - Average Risk $75.0 4 - Monitor $60.0 5 - Weak Monitor $45.0 6 - Watch $25.0 Borrower Asset Quality Rating (Risk Grades) 7 - Criticized (Special Mention) 8 - Problem 9 - Nonaccrual In-house lending limits conservative relative to ONB’s legal lending limit of $689 million per borrower

CRE Non-Owner Occupied Details

CRE NOO - Office
4% of Total Loans


Suburban and other 2%
$1.4 billion
Central Business District <1%
Medical <1%
Credit Tenant <1%

CRE NOO Maturing <18 Mos.
Current Int. Rate


>4%
$2.7 billion
<4%

CRE NOO Maturing <18 Mos. Int. Rate <4%
~1% of Total Loans


Office
$0.4 billion
Other
Multifamily

Office CRE NOO Portfolio

- Granular portfolio and balanced across footprint
  - Average loan size of $3.0 million
  - CBD across 13 cities in our footprint
- Weighted Averages[2]
  - LTV of ~64%
  - DSC of ~1.20x
  - Occupancy of ~85%

Maturing CRE NOO Loans

- Manageable volume of loans subject to refinance risk
  - Predominantly multifamily; continues to experience stronger demand and rents
  - ~1% of total loans that are CRE non-owner occupied mature within 18 months at <4% rate
  - Loans underwritten at +300 bps over current market rates

As of 12/31/2023 [1] Includes loans held-for-sale [2] Based on review of top 80% of CRE non-owner occupied office portfolio
CBD - Central business district AQR - Asset quality rating NOO - Non-owner occupied

OLD NATIONAL BANCORP | 28

29 Granular, Long-Tenured Deposit Base $ in billions, unless otherwise stated As of December 31, 2023 1 Peer Group data per S&P Global Market Intelligence as of 09/30/2023 - See Appendix for definition of Peer Group 2 Includes the estimate of Old National Bank federally uninsured deposits for regulatory purposes, as adjusted for $1.7 billion of affiliate deposits and $4.5 billion of collateralized or otherwise insured deposits. k - thousand IB - interest-bearing mm - millions Brokered Deposits/ Total Deposits 10.6% 3.2% 2.7% Peers - 3Q23 Peer Avg - 3Q23 ONB - 3Q23 ONB - 4Q23 Core Deposit Tenure 25% 25%20% 30% <5 years 5-15 years 15-25 years >25 years Deposit Highlights • Insured deposits2 >70% of total deposits • Granular low-cost deposit franchise • Top 20 deposit clients represents only 6% of total deposits; weighted average tenure > 30 years; ~75% collateralized or insured • 80% of accounts have balances <$25k; average balance of ~$4,500 • Exception and special pricing • ~30% of total deposits • Weighted average rate of 4.29% Average Core Account Balance ONB Peer Average $0-$250k >$250k $16k $1.0mm $22k $1.5mm 1 11 75% >5 years

30 Strong Capital Position 1 Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company - see Appendix for Non-GAAP reconciliation CET1 - common equity Tier 1 RWA - risk-weighted assets TCE - tangible common equity HTM - held-to-maturity AOCI - accumulated other comprehensive income TBV - tangible common book value 4Q23 3Q23 4Q22 CET1 capital to RWA 10.70% 10.41% 10.03% Tier 1 capital to RWA 11.35% 11.06% 10.71% Total capital to RWA 12.64% 12.32% 12.02% TCE to tangible assets1 6.85% 6.15% 6.18% TCE to tangible assets, excl. AOCI & unrealized losses on AFS securities1 8.27% 8.02% 7.80% Tangible common book value2 $11.00 $9.87 $9.42 Tangible common book value, excluding AOCI2 $13.52 $13.18 $12.11 Key Performance Drivers • 4Q23 ratios increased due to strong retained earnings • HTM securities pre-tax unrealized losses of $412 million (~$309 million net of tax) • No shares of common stock repurchased during 4Q23 • Strong capital position validated by internal stress testing • Expect AOCI to recover ~20% by 4Q24 • TBV2 up 17% YoY; up 12% YoY excluding AOCI

Appendix Appendix

32 $ in millions 1 Projections are updated quarterly, assume no prepayments, and are subject to change 2 Accretion on acquired loans and borrowings 1,2 1 Projected Acquisition Accounting Impact (excludes pending acquisition of CapStar Financial Holdings, Inc.) Accretion on acquired loans and borrowings • $6 million recognized in 4Q23 • $20 million contractual for 2024 Discount on acquired loan portfolio • $79 million remaining as of 12/31/2023 • $61 million related to First Midwest Contractual Accretion $20 $17 $13 2024 2025 2026 Projected Remaining Loan Discount $64 $53 $43 12/31/24 12/31/25 12/31/26

33 Position or Salary Target Ownership Guidelines Chief Executive Officer 5X salary in stock or 200,000 shares Chief Operating Officer 4X salary in stock or 100,000 shares Salary equal to or greater than $250,000 3X salary in stock or 50,000 shares Salary below $250,000 2X salary in stock or 25,000 shares • Stock ownership guidelines have been established for executive officers as follows: Commitment to Strong Corporate Governance • As indicated in Old National’s Proxy Statement filed March 30, 2023, each named executive officer has met their stock ownership requirement

34 Commitment to Excellence

35 Old National’s 2022 Environmental, Social and Governance (“ESG”) Report showcases our commitment to: • Strong corporate governance • Putting our clients at the center of all we do • Investing in our team members • Diversity, equity and inclusion • Strengthening our communities • Sustainability To view ONB’s ESG Report and Sustainability Accounting Standards Board (“SASB”) Index, go to oldnational.com/esg Commitment to Corporate Social Responsibility

36 ESG At A Glance - 2022

37 Short-Term Incentive Compensation Performance Measure Weight Corporate EPS 70% ROATCE 15% Merger-Related Cost Savings 15% Long-Term Equity Compensation Performance Measure Weight Performance-based (50% TSR & 50% ROATCE) CEO 60% All other NEO’s 50% Service-based CEO 40% All other NEO’s 50% • Tied to long term shareholder value 2022 Executive Compensation TSR - total shareholder return ROATCE - return on average tangible common equity NEO - Named executive officers

Board of Directors and Corporate Governance

Tenure[1]

- 0-5 years
- 6-10 years
- > 10 years



20%
33%
47%

93%	Independent	**47%**	Racial minority and gender diversity
53%	Other public company experience	**Lead Independent Director**	Since 2016, Rebecca Skillman has served as lead Independent Director
Annual Election	Elected each year for one-year term	**Stock Ownership**	Robust ownership guidelines
Director Education	Comprehensive director education throughout the year	**Self-assessment**	Annual board and committee assessments

Diversity in backgrounds, education, professional experiences, gender, minority status and perspectives

Barbara A. Boigegrain
Former CEO of Wespath Benefits and Investments
Formerly with Towers Perrin (merged to form Willis Towers Watson, NASDAQ)

Thomas L. Brown
Former Senior Vice President/CFO of RLI Corp (NYSE) and Partner of PricewaterhouseCoopers LLP

Kathryn J. Hayley
Former Executive Vice President of United Healthcare (NYSE) CEO of Aon Consulting Worldwide and Aon Hewitt Consulting Americas, and Partner of Deloitte Consulting LLP

Daniel S. Hermann
Founding Partner of Lechwe Holdings LLC
Founder of AmeriQual Group, LLC

Peter J. Henseler
Chairman of TOMY International
Formerly with RC2 Corporation (NASDAQ), McDonald's Corporation and Hasbro, Inc.

Ryan C. Kitchell
Chairman of the Indiana Governor's Workforce Cabinet
Former CAO & CFO of Indiana University Health

Austin M. Ramirez
President and CEO of HUSCO International
Formerly with McKinsey & Company

James C. Ryan, III
Chairman and CEO of Old National Bancorp

Ellen A. Rudnick
Adjunct Professor, University of Chicago Booth School of Business
Former Vice President of Baxter International, Inc. (NYSE)

Thomas E. Salmon
Former Chairman and CEO of Berry Global Group, Inc. (NYSE)

Rebecca S. Skillman
Lead Independent Director
Chairperson of Radius Indiana
Former Lieutenant Governor of the State of Indiana

Michael J. Small
Chairman Kognitive Networks, Inc.
Former President and CEO, Gogo, Inc. (NASDAQ)

Derrick J. Stewart
Executive Vice President and COO of the YMCA Retirement Fund
Former President and CEO of YMCA of Greater Indianapolis

Stephen C. Van Arsdell
Former Senior Partner, Chairman/CEO of Deloitte & Touche LLP

Katherine E. White
Brigadier General, U.S. Army National Guard
Professor of Law, Wayne State University Law School

[1] *Includes tenure from First Midwest Bancorp, Inc.*

OLD NATIONAL BANCORP | 38

Non-GAAP Reconciliation

	4Q23	3Q23	4Q22	2023
Net interest income	$364.4	$375.1	$391.1	$1,503.1
FTE Adjustment	6.1	5.8	5.4	23.4
Net interest income (FTE)	$370.5	$380.9	$396.5	$1,526.5
Add: Fee income	100.1	81.0	165.0	333.4
Total revenue (FTE)	$470.6	$461.9	$561.5	$1,859.9
Less: Provision for credit losses	(11.6)	(19.1)	(11.4)	(58.9)
Less: Noninterest expense	(284.2)	(244.8)	(282.7)	(1,026.3)
Income before income taxes	$174.8	$198.0	$267.4	$774.7
Less: Income taxes (FTE)	42.3	50.1	66.7	192.8
Net income	**$132.5**	**$147.9**	**$200.7**	**$581.9**
Less: Preferred dividends	(4.0)	(4.1)	(4.0)	(16.1)
Net income applicable to common shares	**$128.5**	**$143.8**	**$196.7**	**$565.8**
Earnings Per Share	**$0.44**	**$0.49**	**$0.67**	**$1.94**
Adjustments:				
Gain on sale of Visa Class B restricted shares	$(21.6)	$0.0	$0.0	$(21.6)
FDIC Special Assessment	19.1	0.0	0.0	19.1
Merger-related charges	5.4	6.3	20.3	28.7
Contract termination charges	4.4	0.0	0.0	4.4
Debt securities losses	0.8	0.2	0.2	6.2
Louisville expenses[1]	0.0	0.0	0.0	3.4
Property optimization charges	0.0	0.0	26.8	1.6
Gain on sale of health savings accounts	0.0	0.0	(90.7)	0.0
Total adjustments	8.1	6.5	(43.4)	41.8
Less: Tax effect on net total adjustments[2]	(2.0)	(1.1)	11.0	(8.4)
Total adjustments, net of tax	$6.1	$5.4	$(32.4)	$33.4
Net income applicable to common shares, adjusted	**$134.6**	**$149.2**	**$164.3**	**$599.2**
Adjusted Earnings Per Diluted Share	**$0.46**	**$0.51**	**$0.56**	**$2.05**

$ in millions, except per share data [1] Includes expenses related to the tragic April 10 event at our downtown Louisville location [2] Tax-effect calculations use management's estimate of the full year FTE tax rates (federal + state)

OLD NATIONAL BANCORP | 39

40 Non-GAAP Reconciliation $ in millions 4Q23 3Q23 4Q22 Noninterest income $100.1 $81.0 $165.0 Less: Debt securities losses 0.8 0.2 0.2 Less: Gain on sale of Visa Class B restricted shares (21.6) 0.0 0.0 Less: Gain on sale of health savings accounts 0.0 0.0 (90.7) Adjusted noninterest income $79.3 $81.2 $74.5 Noninterest expense $284.2 $244.8 $282.7 Less: FDIC Special Assessment (19.1) 0.0 0.0 Less: Merger-related charges (5.4) (6.3) (20.3) Less: Contract termination charges (4.4) 0.0 0.0 Less: Property optimization charges 0.0 0.0 (26.8) Adjusted noninterest expense $255.4 $238.5 $235.6

Non-GAAP Reconciliation

	4Q23	3Q23	4Q22	2023
Noninterest Expense	$284.2	$244.8	$282.7	$1,026.3
Less: Intangible amortization	(5.9)	(6.0)	(6.8)	(24.2)
Noninterest expense, excluding intangible amortization	278.3	238.8	275.9	1,002.1
Adjustments:				
Less: FDIC Special Assessment	(19.1)	0.0	0.0	(19.1)
Less: Merger-related charges	(5.4)	(6.3)	(20.3)	(28.7)
Less: Contract termination charges	(4.4)	0.0	0.0	(4.4)
Less: Louisville expense[1]	0.0	0.0	0.0	(3.4)
Less: Property optimization charges	0.0	0.0	(26.8)	(1.6)
Less: Amortization of tax credits investments	(7.2)	(2.6)	(5.3)	(15.4)
Adjusted noninterest expense for eff. ratio	**$242.2**	**$229.9**	**$223.5**	**$929.5**
Net interest income	$364.2	$375.1	$391.1	$1,503.1
Add: FTE adjustment	6.2	5.8	5.4	23.4
Net interest income (FTE)	$370.4	$380.9	$396.5	$1,526.5
Noninterest income	100.1	81.0	165.0	333.4
Total revenue (FTE)	$470.5	$461.9	$561.5	$1,859.9
Less: Debt securities losses	0.8	0.2	0.2	6.2
Total revenue, excluding debt securities losses	471.3	462.1	561.7	1,866.1
Adjustments:				
Less: Gain on sale of Visa Class B restricted shares	(21.6)	0.0	0.0	(21.6)
Less: Gain on sale of health savings accounts	0.0	0.0	(90.7)	0.0
Adjusted total revenue	**$449.7**	**$462.1**	**$471.0**	**$1,844.5**
Efficiency Ratio	**59.0%**	**51.7%**	**49.1%**	**53.7%**
Adjusted Efficiency Ratio	**53.8%**	**49.7%**	**34.3%**	**50.4%**
Net interest income	$364.2	$375.1	$391.1	$1,503.1
FTE adjustment	6.2	5.8	5.4	23.4
Net interest income (FTE)	$370.4	$380.9	$396.5	$1,526.5
Average earnings assets	$43,701.3	$43,617.5	$41,206.7	$43,095.7
Net interest margin	3.34%	3.44%	3.80%	3.49%
Net interest margin (FTE)	**3.39%**	**3.49%**	**3.85%**	**3.54%**

$ in millions [1] *Includes expenses related to the tragic April 10 event at our downtown Louisville location*

OLD NATIONAL BANCORP | 41

42 Non-GAAP Reconciliation $ in millions 4Q23 3Q23 4Q22 2023 Net income applicable to common shares $128.5 $143.8 $196.7 $565.8 Add: Intangibles amortization, net of tax 4.4 4.6 5.1 18.1 Tangible net income applicable to common shares $132.9 $148.4 $201.8 $583.9 Total adjustments, net of tax $6.1 $5.4 $(32.4) $33.4 Adjusted net income applicable to common shares, excluding intangibles amortization $139.0 $153.8 $169.4 $617.3 Average GAAP shareholders’ common equity $5,037.8 $5,050.4 $4,692.9 $5,010.6 Less: Average goodwill and other intangible assets (2,103.9) (2,109.9) (2,132.0) (2,112.9) Average tangible shareholders’ common equity $2,933.8 $2,940.5 $2,560.9 $2,897.7 Return on average tangible shareholders’ common equity 18.1% 20.2% 31.5% 20.2% Adjusted return on average tangible common equity 19.0% 20.9% 26.5% 21.3% Net income $132.4 $147.9 $200.7 $581.9 Total adjustments, net of tax 6.1 5.4 (32.4) 33.4 Adjusted Net Income $138.5 $153.3 $168.3 $615.3 Average Assets $48,840.2 $48,660.5 $46,133.8 $48,152.2 Return on average assets 1.09% 1.22% 1.74% 1.21% Adjusted return on average assets 1.14% 1.26% 1.46% 1.28%

43 Non-GAAP Reconciliation $ in millions 4Q23 3Q23 4Q22 Shareholders' equity $5,562.9 $5,239.5 $5,128.6 Less: Preferred equity (243.7) (243.7) (243.7) Shareholders' common equity 5,319.2 4,995.8 4,884.9 Less: Goodwill and other intangible assets (2,101.0) (2,106.8) (2,125.1) Tangible shareholders' common equity 3,218.2 2,889.0 2,759.8 Less: AOCI 738.8 968.8 786.4 Tangible shareholders' common equity, excl. AOCI $3,957.0 $3,857.8 $3,546.2 Common shares outstanding 292.7 292.6 292.9 Tangible common book value $11.00 $9.87 $9.42 Tangible common book value, excluding AOCI $13.52 $13.18 $12.11 Total assets $49,089.8 $49,059.4 $46,763.4 Less: Goodwill and other intangible assets (2,101.0) (2,106.8) (2,125.1) Tangible assets 46,988.8 46,952.6 44,638.3 Less: unrealized losses on AFS securities 869.5 1,143.1 844.4 Tangible assets, excluding unrealized losses on AFS securities $47,858.3 $48,095.7 $45,482.7 Tangible shareholders’ common equity to tangible assets 6.85% 6.15% 6.18% Tangible shareholders’ common equity to tangible assets, excluding AOCI and unrealized losses on AFS securities 8.27% 8.02% 7.80%

44 Associated Banc-Corp ASB BOK Financial Corporation BOKF Cadence Bancorporation CADE Comerica Incorporated CMA F.N.B. Corporation FNB First Horizon Corporation FHN Hancock Whitney Corporation HWC Synovus Financial SNV UMB Financial Corporation UMBF Valley National Bancorp VLY Webster Financial Corporation WBS Western Alliance Bancorporation WAL Wintrust Financial Corporation WTFC Zions Bancorporation ZION Like-size, publicly-traded financial services companies, serving comparable demographics with comparable services as Old National Bancorp 2023 Peer Group

45 Additional information can be found on the Investor Relations web pages at www.oldnational.com Investor Inquiries: Lynell J. Durchholz, CPA SVP - Director of Investor Relations 812-464-1366 lynell.durchholz@oldnational.com Old National Investor Relations Contact